EXHIBIT 10.7c

                               OMNICOM GROUP INC.

                1988 EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT

      Agreement made the 22nd day of December 1988 by and between Omnicom Group Inc., a New York corporation, its place of business at 437 Madison Avenue, New York, New York 10022, and Keith L. Reinhard ("Participant"), an employee of DDB Needham Worldwide Inc., a subsidiary of Omnicom Group Inc.

I. Purpose of the Plan.

The purpose of the 1988 Executive Salary Continuation Plan (the "Plan") is to further the growth of Omnicom Group Inc. by offering a benefit to encourage experienced executives to enter the employ of Omnicom Group Inc. or one of its Subsidiary companies, and to encourage key executives to remain in the employ of Omnicom or a Subsidiary company.

II. Definitions.

The following terms shall have the meaning set forth below:

      1. "Company" means Omnicom Group Inc.

      2. "Subsidiary" means any company in which the Company holds, directly or indirectly, fifty percent (50%) or more of its outstanding voting stock.

      3. "Affiliate" means any company in which the Company holds, directly or indirectly, not less than twenty percent (20%) hut not more than forty nine percent (49%) of its outstanding voting stock.

      4. "Employer" means the Company or a Subsidiary.

      5. "Employer Group" means the Company and all Subsidiaries.

      6. "Committee" means the Compensation Committee of the Board of Directors of the Company, or if there should be no Compensation Committee means a committee of not less than three members of the Board of Directors of the Company none of whom shall, while serving as a member of the committee, be eligible to participate in the Plan.

      7. "Participant" means an employee of the Employer recommended by the Chief Executive Officer of the Company and approved by the Committee as a participant in the Plan.

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      8. "Beneficiary" means any person,  persons, entity or entities designated in writing by the Participant to the Company to receive payment, if any, to be made hereunder following the death of the Participant, and in the absence of such designation, means (i) the Participant's surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to the estate of the Participant.

      9. "Participation" means the highest percentage of the annual net profits of the Company specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

      1O.(a) "Net profits of the Company" means the consolidated net profits of the Company for a calendar year determined in accordance with its then current accounting procedures and practices before deducting any United States income tax applicable to its taxable income for such year. In determining net profits of the Company, the following shall apply:

            (i) dividends from Subsidiaries and Affiliates shall be excluded from income;

            (ii)  the   Company's   interest  in  the  net  profit  or  loss  of
      Subsidiaries and Affiliates before deducting any United States or foreign national income tax shall be included in income;

            (iii) any liability to make payments or payments made under this document or under like documents with others shall not be deducted as an expense;

            (iv) the premiums for and the proceeds of life insurance policies payable to the Company and/or a Subsidiary shall not be deducted as an expense or included in income, as the case may be;

            (v) the aggregate amount, if any, by which employee compensation (salary, bonus, service awards, stock awards and the like, but excluding contributions to pension and/or deferred profit sharing plans) paid or accrued in respect of a calendar year by the Company and its Subsidiaries exceeds fifty-two (52%) percent of such years consolidated gross income of the Company (income from all sources except for dividends from Subsidiaries and Affiliates, and before adjustments, if any, resulting from efficiency incentive compensation arrangements with clients) shall not be deducted as an expense; and

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            (vi) in respect of each calendar year  commencing with calendar year
      1989, the aggregate amount, if any, by which interest and other charges for the borrowing of funds paid or accrued in respect of a calendar year by the Company and its Subsidiaries ("Debt Service") exceeds the Allowable Debt Service for the subject year shall not be deducted as an expense; for purposes hereof "Allowable Debt Service" means (A) for calendar year 1988 the actual Debt Service for such year, (B) for calendar year 1989, the Allowable Debt Service for calendar year 1988 increased by 20% or increased by the percentage increase, in any, in the actual Debt Service for 1989 over the actual Debt Service for 1988, whichever results in the lower amount, and (C) for each calendar year subsequent to calendar year 1989, the Allowable Debt Service for the immediately preceding calendar year increased by 20% or increased by the percentage increase, if any, in the actual Debt Service for the subject calendar year over the actual debt Service for the immediately preceding calendar year, whichever results in the lower amount.

      (b) The Company, upon its own initiative may, or shall upon receipt of written demand from the Participant or the Beneficiary, as the case may be, designate a firm of public accountants, which may or may not be the firm of accountants regularly employed by the Company to verify the Company's determination of net profits of the Company, and to determine any question arising in the course of such verification not herein specifically provided for. The determination by such firm of public accountants shall be binding and conclusive. In computing net profits of the Company, the public accountants shall conform to the accounting procedures and practices of the Company as modified by the provisions of subparagraph (a) of this Section 10. A condition of the right to demand verification as aforesaid is that the person requesting verification shall reimburse the Company to the extent of one-half of the cost of the services of such public accountants, and, at the request of the Company and before the accountants shall have commenced the verification work, shall pay to the Company one-half of the cost of the services of the said accountants as estimated by them.

      11.(a) "Year of Service" means each consecutive period of 365 days the Participant is in the continuous employ of a member or members of the Employer Group. If the Participant was in the employ of a member of the Employer Group on September 1, 1986 and is in the continuous employ of members of the Employer Group during the entire 5 year period commencing September 1, 1986 or ceases to be in the continuous employ of members of the Employer Group during such 5 year period by reason of the Participant's death, Disability or discharge by the Employer without Cause, the period of time immediately prior to September 1, 1986 during which the Participant was in the continuous employ of members of the Employer Group shall be taken into

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account  in  determining  a Year of  Service  hereunder.  For  purposes  of this
Section, "continuous employ of members of the Employer Group" means consecutive employment by members of the Employer Group without interruption by reason of self-employment or employment by a third party employer, except as provided in
Section II (b)(ii) below.

      (b) A Participant shall be in the employ of the Employer regardless of absences by reason of:

            (i) sick leave, vacation leave, maternity leave or other special leave approved by the Employer which does not exceed 6 months, provided the Participant returns to work for the Employer not later than the expiration date of the authorized leave of absence; and

            (ii) time spent in the service of others at the request of, or with the approval of, the Employer, provided the Participant returns to work for the Employer within 15 days following cessation of work for such other party.

      12. "Salary" means the base salary paid by the Employer, excluding all other forms of compensation, such as bonuses, special awards, severance pay, contributions under benefit plans, and the compensatory elements of stock awards. The payroll records of the Employer shall be conclusive and binding on the Participant, the Beneficiary and the employer as to the salary of the Participant. "One year's salary" shall mean the highest annual rate of salary at which the Participant was paid by the Employer at any time within five (5) years of the termination of the Participant's employment giving rise to the Company's obligation to make payments under Article IV hereof.

      13. "Salary Limitation" means the highest percentage of one year's salary, which may not exceed 50%, specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

      14. "Disability" means the inability of the Participant, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position at which he was employed by the Employer when such disability commenced.

      15.  "Cause"  means  the   Participant's   misconduct   involving  willful
malfeasance, such as breach of trust, fraud or dishonesty.

      All determinations as to "Disability" or "Cause" shall be made by the Board of Directors of the Employer, after a hearing at which the Participant may be present, and the determination by the Board of Directors shall be final and conclusive.

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                                      -5-


III. Employment Is Unrestricted.

      Nothing herein contained shall be deemed to give the Participant the right to remain in the employ of the Employer or to interfere with the right of the Employer to terminate the Participant's employment at any time, nor to give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant's right to terminate employment at any time.

IV. Compensation.

      1. In the event (a) the Participant dies while in the employ of the Employer. (b) the Employer determines, in the manner provided in Article 1,
Section 14 hereof, that the Participant is disabled and the employment of the Participant is terminated by the Employer by reason of Disability, (c) the Participant, after 5 Years of Service, terminates his or her employment with the Employer for a reason other than to enter the employ of another member of the Employer Group or (d) the employment of the Participant is terminated by the Employer for a reason other than Cause, then upon the happening of any such event the Company, subject to all the terms and conditions hereof, shall become obligated to pay to the Participant, or to the Beneficiary if the obligation arises under (a) above, each year, for the number of consecutive calendar years determined in accordance with the schedule on page 7 hereof, an amount equal to the lesser of (i) the Salary Limitation applied to one year's salary, or (ii) the Participation applied to the net profits of the Company for the calendar year immediately preceding the calendar year of payment, subject to adjustment as provided in Sections 2, 3 and 4 of this Article.

      2. If the employment of the Participant is terminated by reason of an event occurring under (c) of Section 1 of this Article and at the effective date of such termination the Participant has not accumulated 20 Years of Service, the annual payment the Participant would have been entitled to receive under said
Section 1 ("Proposed Payment") shall be reduced to an amount resulting from multiplying the Proposed Payment by a fraction the numerator of which is the Participant's Years of Service at the effective date of such termination and the denominator of which is 20. The Committee may, in its absolute discretion, waive this provision or reduce the number of the denominator in said fraction if it decides such action would be in the best interest of the Company and equitable to the Participant or the Beneficiary.

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                                      -6-


      3.(a) In the event of the Participant's death after the occurrence of an event described in (b), (c) or (d) of Section 1 of this Article and before the Participant has received payment(s) in respect of the total number of calendar years as to which the Company is obligated to make payment hereunder ("Payment Period"), the Company shall thereafter be obligated to make an annual payment to the Beneficiary during the Payment Period or the remainder thereof, as the case may be, equal to seventy five (75%) percent of the amount which the Company would have been obligated to pay to the Participant had the Participant lived to receive all payments.

      (b) In the event of the Participant's death while in the employ of the Employer, the Company shall be obligated to make an annual payment to the Beneficiary in the same manner and to the same extent as provided in (a) of this
Section 2.

      4. If during any period of twenty-four consecutive months assets of the Company are sold or otherwise disposed of having a value or aggregate value of thirty (30%) percent or more of the total assets of the Company as at the commencement date of said period ("Disposal Transaction"), then beginning with the calendar year in which the Disposal Transaction occurs the amount of the annual payments the Company may be obligated to make under the provisions of
Section 1 of this Article shall be the Salary Limitation applied to one year's salary. If the asset sold or disposed of is stock of a Subsidiary, the value of the total assets, not net assets, of the Subsidiary shall be used for purposes of this Section 4.

      5. The first calendar year of payment, if any, shall be the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to pay occurred. If, however, such event is the death of the Participant while in the employ of the Employer, the first calendar year of payment shall be the first calendar year following the calendar year in which the Participant's death occurred. Payment shall be made by the Company in each calendar year of payment during the first ninety (90) days of the subject calendar year.

      6. The amount payable hereunder by the Company in respect of the Payment Period shall be reduced by the value of pension, deferred compensation, retirement and like payments ("Retirement Payments") to be made following cessation of Participant's employment to the Participant, Beneficiary or other designee of the Participant pursuant to an agreement or arrangement between the Participant and one or more members of the Employer Group. For purposes hereof, Retirement Payments shall not include payments under a pension, profit-sharing or savings plan which qualifies for favorable tax treatment under the United States Internal Revenue Code, payments under an agreement financed solely by the Participant, and payments under an agreement which becomes operative by reason of a change in control of the Company (golden parachute agreement), but shall include payments described in paragraph 4 of the Employment Agreement between DDB Needham Worldwide Inc. and the Participant made on September 1, 1984, a copy of the text of which is attached hereto as Exhibit A.

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                                      -7-



                           NUMBER OF YEARS OF PAYMENT

                   Years of Service
                   1  2  3  4  5  6  7  8  9  10  11  12  13  14  15  16  17  18  19  20  21  22  23  24  25

Age at        30                     1  1  1  2   2
Termination   31                     1  1  1  2   2   2
              32                     1  1  1  2   2   3
              33                     1  1  2  2   2   3   3
              34                     1  2  2  2   3   3   3   4
              35                  1  1  2  2  3   3   3   4   4   4
              36                  1  1  2  2  3   3   3   4   4   4   5
              37                  1  1  2  3  3   4   4   4   5   5   5   6
              38                  1  2  3  3  4   4   4   5   5   5   6   6   6
              39                  1  2  3  3  4   4   4   5   5   5   6   6   6   7
              40               1  1  2  3  3  4   4   5   5   5   6   6   6   7   7   7
              41               1  1  2  3  4  4   4   5   5   5   6   6   6   7   7   7   8
              42               1  2  2  3  4  4   5   5   5   6   6   6   7   7   7   8   8   8
              43               1  2  2  3  4  5   5   5   6   6   6   7   7   7   8   8   8   9   9
              44               1  2  2  3  4  5   5   5   6   6   6   7   7   7   8   8   8   9   9   9
              45            1  1  2  3  4  4  5   5   5   6   6   6   7   7   7   8   8   8   9   9   9   10
              46            1  1  2  3  4  4  5   5   6   6   6   7   7   7   8   8   8   9   9   9   10
              47            1  2  2  3  4  5  5   6   6   6   7   7   7   8   8   8   9   9   9   10
              48            1  2  3  4  5  5  6   6   6   7   7   7   8   8   8   9   9   9   10
              49            1  2  3  4  5  5  6   6   7   7   7   8   8   8   9   9   9   10
              50         1  1  2  3  4  5  6  6   7   7   7   8   8   8   9   9   9   10
              51         1  2  3  4  5  6  6  7   7   7   8   8   8   9   9   9   10
              52         1  2  3  4  5  6  6  7   7   8   8   8   9   9   9   10
              53         1  2  3  4  5  6  7  7   8   8   8   9   9   9   10
              54         1  2  3  4  5  6  7  8   8   8   9   9   9   10
              55   0  1  2  3  4  5  6  7  8  8   8   9   9   9   10
              56   0  1  2  3  4  5  6  7  8  8   8   9   9   9   10
              57   0  1  2  3  4  5  6  7  8  8   9   9   9   10
              58   0  1  2  3  4  5  6  7  8  8   9   9   9   10
              59   0  1  2  3  4  5  6  7  8  8   9   9   10
              60   0  1  2  3  4  5  6  7  8  8   9   9   10
             and up

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                                      -8-


      V. Company's Payment Obligation Conditional on Participant's Refraining from Competitive and Harmful Activities After Severance of Employment.

      It is a condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of
Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder:

      (a) that the Participant shall not, directly or indirectly, engage in, nor become employed by or otherwise associated with any persons or entities engaged in, business of the same nature as or competitive with the business engaged in, at the time of Participant's severance of employment, by the Participant's Employer ("Protected Business") in (i) the United States and (ii) any other country in which at the time of Participant's severance of employment the Employer holds, directly or indirectly, more than fifty percent (50%) of the voting stock or its equivalent of an entity engaged in the same or a related business as that of the Employer; and the Participant shall not make any financial investment, direct or indirect, in any sole proprietorship or entity engaged in the same business as that of the Employer at the time of Participant's severance of employment ("Protected Investment"), provided nothing herein shall prohibit the purchase of less than a controlling interest in publicly traded securities of any such entity for bona fide investment only;

      (b) that the Participant shall not willfully engage in any activity which is harmful to the interest of the Company.

      The determination of (i) whether a business is of the same nature as, competitive with, or related to that of the Employer, (ii) whether any activity of a Participant is harmful to the interest of the Company, and (iii) whether the Participant has wilfully engaged in such harmful activity, shall be made by the Board of Directors of the Company after a hearing at which the Participant shall be entitled to be present, and the determination by the Board of Directors shall be final and conclusive; and

      (c) Nothing herein prohibits or restricts the Participant from engaging in Protected Easiness in the related areas described in Subsection (a) above, making a Protected Investment, or wilfully engaging in activity harmful to the interest of the Company (collectively "Activities"), and in the event the Participant chooses to engage in any of such Activities the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder. If requested in writing by the Company, the Participant shall, within 30 days after receipt of such request, advise the Company in writing whether the Participant has or has not engaged in such Activities for a specified calendar year, and the Company shall have no obligation to make a payment in respect of such calendar year until the Company has received such written advice from the Participant.

      VI. Company's Payment Obligation Conditional On Participant's Availability for Advisory and Consultative Services after Severance of Employment.

      (a) It is a further condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder, that the Participant, if not physically or mentally disabled, shall, as an independent contractor and upon not less than thirty (30) days prior written notice from the Company, make his or her services available to the Company for such periods of time as may be specified in the notice, as an advisor and consultant with respect to activities of the department or unit of the Employer's business to which the Participant was last assigned, provided, however, that the Participant shall not be obligated to make his or her services available (i) for more than sixty (60) days in the aggregate and for more than twenty (20) consecutive days in any one calendar year, and (ii) during the period December 15 through January 15. The Company shall reimburse the
Participant for reasonable traveling, transportation and living expenses necessarily incurred by the Participant while away from his or her regular place of residence in the performance of such advisory and consultative services for the Company.

      (b) In the event the Participant chooses not to render advisory and consultative services when requested by the Company as provided in Subsection
(a) above, the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such event occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.

VII. Prepayments.

      Following the occurrence of an event described in Section I of Article IV hereof, the Company may, at any time and from time to time, make a prepayment, in whole or in part, of its obligation hereunder in respect of any one or more calendar years and any such prepayment shall be irrevocable and non-refundable.

VIII. Participant's   and   Beneficiary's   Rights   Hereunder   Are   Personal,
      Nonassignable and Nontransferable.

      1. The right of the Participant or Beneficiary to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word "otherwise" in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process.

      2. If at the time the Company is to make a payment to the Participant or a Beneficiary hereunder the Participant or Beneficiary is not entitled to receive such payment by reason of non-compliance with the provisions of Section 1 of this Article, the obligation of the Company to make such payment shall forthwith terminate.

IX. Designation and Identity of Beneficiary.

      1. The Participant may designate a Beneficiary by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. The Participant may change his or her designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by the Participant prior to his or her death shall be the Beneficiary for purposes of this Agreement. In the absence of a designation of Beneficiary by the Participant, or in the event the last written designation of Beneficiary on file with the Secretary has been revoked by the Participant, the Beneficiary shall be as described in Section 8 of Article. I of this Agreement.

      2. It is a condition of the Company's obligation to make payments to the Beneficiary hereunder that (a) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations, verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary; (b) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payments to any and all other actual or possible claimants; (c) any person or entity claiming to be entitled to receive payments hereunder following the death of the Participant shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (d) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

X. Payment to Minors.

      Any payment to be made by the Company to a person under the age of twenty-one (21) years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. As to any payment becoming due or payable to a person under the age of twenty-one (21) years, the Company may defer such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

XI. Miscellaneous Provisions.

      1. An act or determination by the Board of Directors of the Company or the Employer may be made by a committee of directors, numbering not less than three, appointed by the Board for such purpose.

      2. Notices shall be sent by registered or certified mail, return receipt requested, to the Participant at the Participant's last address on file with his or her Employer or to such other address as may hereafter be designated by the Participant to the Company, and to the Beneficiary at the address listed in the latest written designation of beneficiary filed with the Company by the Participant or to such other address as may hereafter be designated by the Beneficiary to the Company subsequent to the death of the Participant.

      3. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      4. This Agreement sets forth the entire understanding of the parties in respect of the subject matter hereof, superseding, and evidencing and confirming the termination of, any and all prior agreements, arrangements or understandings between the parties relating to such subject matter, and neither party has relied on any representations of the other party except as expressly set forth herein. This Agreement may be amended only by a written instrument signed by both parties.

      5. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                                  /s/ Keith L. Reinhard
                                                --------------------------
                                                         Participant


                                                Omnicom Group Inc.


                                                By  /s/ Allen Rosenshine
                                                  -----------------------------
                                                          President and
                                                     Chief Executive Officer



         Name of Participant:  Keith L. Reinhard
                               -----------------

         Date of Birth: January 20,  1935
                        -----------------

         Date First Commenced Service: September  1,  1986
                                       -------------------

         Name of Employer: DDB Needham Worldwide Inc.
                           -------------------------

                                    EXHIBIT A

4.    Retirement Benefit.

(a)   Retirement Income.

      (i) When EXECUTIVE ceases to be in the employ of the Company, whether at or subsequent to the expiration of the employment period, other than by reason of termination of his employment by the Company for cause, the Company shall pay EXECUTIVE retirement income at an annual rate equal to the greater of (1) sixty-six thousand six hundred sixty-seven dollars ($66,667) or (ii) thirty-three and one-third percent (33 1/3%) of the weighted average annual salary (excluding bonuses and other benefits) paid by the Company to EXECUTIVE during the last sixty (60) months of his employment by the Company. For purposes of this paragraph 4, the rate of annual salary paid by the Company to EXECUTIVE during the employment period shall be deemed to be not less than Six Hundred Thousand Dollars ($600,000). The retirement income, as thus calculated, shall be subject to cost-of-living adjustments as set forth below. The retirement income provided for hereby shall be payable monthly, beginning in the month following the month during which EXECUTIVE ceases to be in the employ of the Company or during which payments, if any, being made to the EXECUTIVE under paragraph 2(c) hereof terminate, whichever is the last to occur, and continuing for ten (10) years.

      (ii) As of each anniversary of the date retirement income payments begin under paragraph 4(a)(i) ("Adjustment Date"), the amount of the retirement income payments to be made pursuant to paragraph 4(a)(i) shall be increased or decreased, as the case may be be, by an amount equal to the amount of retirement income determined pursuant to paragraph 4(a)(i) (without regard to the adjustments provided in this paragraph 4(a)(ii) multiplied by the Cost-Of-Living Change, as defined below, provided that the incremental increase or decrease in such payments as of the then current Adjustment Date shall not exceed ten percent (10%) of the retirement income that would be payable (without regard to the proviso set forth below) if the Current Cost-Of-Living Index remained unchanged from the immediately preceding year; provided, however, that if any portion of an increase or decrease that would otherwise apply on any Adjustment Date cannot be made effective because of the foregoing ten percent (10%) limitation, such portion of the increase or decrease shall be applied on immediately succeeding Adjustment Dates (after calculation of the amount otherwise due as of such Adjustment Date and to the extent such application will not result in an aggregate increase or decrease that exceeds the applicable ten percent (10%) limit) until such amount is exhausted (or the period during which payments are to be made ends). For the purpose of this paragraph 4(a)(ii):

            (A) the "Current Cost-Of-Living Index" as of any Adjustment Date shall be the monthly National Consumer Price Index figure for the month next preceding the Adjustment Date issued by the Bureau of Labor Statistics of the United States Department of Labor;

            (B) the "Base Cost-Of-Living Index" shall mean the monthly National Consumer Price Index figure issued for the month next preceding the month as of which retirement income payments begin as provided in the last sentence of paragraph 4(a)(i) above;

            (C) the "Cost-Of-Living Change" as of any Adjustment Date shall be a fraction whose numerator is an amount equal to the Current Cost-Of Living Index minus the Base Cost-Of-Living Index and whose denominator Is the Base Cost-Of-Living Index.


      Should the method of determining the Monthly Consumer Price Index be revised by the Bureau of Labor Statistics, such revisions as the Board of Directors of the Company shall determine to be appropriate and equitable shall be made in the calculation of the Current Cost-of-Living Index hereunder.


(b) Breach by Executive.

      (i) EXECUTIVE may engage in the advertising agency business, as an owner or employee of another advertising agency, at a time when the Company is obligated to pay retirement income to the EXECUTIVE pursuant to paragraph 4(a)(i) so long as such activity is not inconsistent with the covenants of the EXECUTIVE set forth in paragraph 4(b)(ii) below. In the event that the EXECUTIVE engages in the advertising agency business as permitted in this paragraph 4(b)(ii), the obligation of the Company to pay retirement income, and the obligation of the EXECUTIVE to render services to the Company under paragraph 4(c), will be suspended until the EXECUTIVE ceases to be so engaged in the advertising agency business or dies, at which time such obligations of the Company and of the EXECUTIVE (if he is living) will be reinstated. The ten (10) year period referred to in paragraph 4(a)(i) shall be extended by the period of any such suspension. If the EXECUTIVE shall again so engage in the advertising agency business, the obligations of the parties shall again be suspended and subsequently reinstated in the same manner.

      (ii) During the period EXECUTIVE is entitled to receive retirement income as provided in paragraph 4(a)(i)("Entitlement Period"), and during the period, if any, that the obligations of the Company to pay retirement income is suspended as provided in paragraph 4(b)(i) ("Suspension Period"), the EXECUTIVE covenants and agrees that:

            (A) during the Entitlement Period and the Suspension Period the EXECUTIVE will not, directly or indirectly, persuade or attempt to persuade any client of the Company or any subsidiary to discontinue in whole or in part any service rendered by the Company or any subsidiary to such client;

            (B) during the first year of the Entitlement Period or the Suspension Period, whichever first occurs, the EXECUTIVE will not render services, in behalf of any other advertising agency, to any client of the Company or any subsidiary or to any former client of the Company or any subsidiary, unless such former client shall have ceased to be a client of the Company or such subsidiary at least one
            (1) year before the EXECUTIVE became associated with such other advertising agency; and

            (C) during the first year of the Entitlement Period or the Suspension Period, whichever first occurs, the EXECUTIVE will not furnish any services to or for any company or advertising agency with respect to any product or services which are identical or competitive with any product serviced or services furnished by the Company or any subsidiary at the time or within one (1) year prior to the commencement of the applicable period.

      Products will be deemed competitive if they can be used for the same or similar purposes. Without limiting any other remedy which the Company nay have in law or in equity, in the event of the breach of this covenant by the EXECUTIVE, the Company may discontinue the inking of any and all payments provided for in paragraph 4(a)(i).

(c) Consulting Agreement.

      (i) The EXECUTIVE agrees that at all times during which he is entitled to receive retirement income pursuant to paragraph 4(a)(i) he will take himself available in an advisory and consulting capacity to render general advice and consultation.

      (ii) With respect to the advisory and consulting services referred to in paragraph 4(c)(i) above, (A) it is anticipated that the EXECUTIVE normally will not devote to the performance of such services more than five (5) business days in any month during which he is obligated to render such advisory or consulting services; (B) the Company will consider the reasonable convenience of the EXECUTIVE in the timing of its requests to perform such services and will give the EXECUTIVE as much advance notice of such requests as may be practicable; (C) this agreement on the part of the EXECUTIVE is not intended to subordinate the EXECUTIVE's other activities, whether personal, business or otherwise, to those of the Company, it being understood that the EXECUTIVE shall be free to arrange his own time and pursuits and to perform such services in manners and at times and places of his own choosing; and (D) the EXECUTIVE will not be obligated to render such advisory or consulting services with respect to matters in which the interests of any business, other than the advertising agency business, in which the EXECUTIVE is engaging as an owner or employee, are incompatible with those of the Company.

      (iii) After the date upon which the EXECUTIVE attains age sixty-five (65), or in the event he becomes disabled at any time in the opinion of competent medical authority, he will not be obligated to perform the consulting and advisory services provided for in paragraph 4(c)(i). In any such event, the EXECUTIVE shall continue to be entitled to receive the retirement income provided for by paragraph 4(a)(1). In the event EXECUTIVE breaches the provisions of this paragraph 4(c), the Company may discontinue the making of any payments provided for in paragraph 4(a)(i) in respect of the period of the breach.

(d) Death of EXECUTIVE.

      (i) In the event the EXECUTIVE shall die while in the employ of the Company, the retirement income payments will be made in accordance with paragraph 4(a)(i) as though the ten (10) year period contemplated therein had commenced on the first day of the month following the date of his death.

      (ii) In the event the EXECUTIVE shall die during the Entitlement Period or the Suspension Period, the retirement income payments provided for by paragraph 4(a)(i) will continue for the reminder of the ten
            (10) year period contemplated therein.

      (iii) Any payment due under paragraphs 4(d)(i) and 4(d)(ii) will be made to or for the benefit of such person or persons as the EXECUTIVE shall have designated in the last unrevoked written notice filed by him prior to his death with the Secretary of the Company, or, if the EXECUTIVE shall have failed to file such written notice or shall have revoked all such written notices filed by him during his lifetime, to his widow, or, if he shall not be survived by a widow, to the executors or administrators of his estate.

      (iv) The Company may in its sole discretion accelerate the payment of any one or more of the monthly installments payable under this paragraph 4(d), but neither the designee of the EXECUTIVE nor the widow or estate of the EXECUTIVE will have any right to demand that any installment be accelerated.